EXHIBIT 99.1
KBW Investor Road Show January 12-13, 2006

Forward Looking Information This presentation includes forward-looking statements. These forward-looking statements include comments with respect to our goals, objectives, expectations, and strategies, and the results of our operations and our business. However, by their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled. We caution readers not to place undue reliance on these forward-looking statements as a number of factors could cause future company results to differ materially from these statements. Forward-looking statements may be influenced in particular by factors such as fluctuations in interest rates and stock indices, the effects of competition in the areas in which we operate, and changes in economic, political, regulatory and technological conditions. Other specific risks include the following: potential inability to successfully implement our growth business strategy; the integration of businesses we may acquire; our limited operating history; the potential unavailability of external financing; our reliance on brokered deposits; the geographic concentration of our business, commercial real estate and consumer loan portfolios, including our significant concentration in California; the seasonality in our mortgage and commercial businesses; the potential unavailability of single family loans for bulk purchase; the portion of our single family loan portfolio that is less than one year old; fraud and negligence by loan applicants and others with whom we do business; credit risk associated with our smaller borrowers in our mortgage banker finance operation; the effect of changes in the extensive regulatory scheme to which we are subject; the possibility that our allowance for credit losses may be insufficient to cover actual losses; interruption in or breach of our information systems; the potential inability to obtain the third-party information services on which we rely; and environmental risks associated with foreclosure on real estate properties. We caution that the foregoing list is not exhaustive. Investors should carefully consider the aforementioned factors as well as other uncertainties and events.

History Franklin Bank Corp. began operations in April 2002 and was founded for the purpose of creating a Texas based community bank that concentrates its activities outside the major metropolitan areas. Franklin Bank Corp. began trading on the NASDAQ in December 2003 under the ticker symbol FBTX. Franklin Bank Corp. is currently included within the Russell 3000 Index, Russell 2000 Index, Russell Microcap Index, the American Community Bankers' Index, and the Standard and Poor's SmallCap 600 Index.

Mission Develop The Franklin Family of Community Banks, which is supported by lending production Be a low cost producer Provide high-quality customer service Provide excellent return to our investors

2005 Accomplishments Surpassed $4.5 billion in assets. As of 9/30/05, commercial loans have increased 58% from December 31, 2004. Ranked #1 in revenue growth within the Houston Chronicle's Houston 100 list Implemented the "Score Card" approach in the community banks Began offering 3rd party investor services

2005 Accomplishments Opened 2 new banking offices in Lakeway and Dripping Springs. Added First National Bank of Athens and Elgin Bank to the Franklin Family of Community Banks Converted and integrated Elgin and Cedar Creek Closed the NASDAQ Market on August 24, 2005. Added to the S&P SmallCap 600 Index on October 20, 2005 Acquired, converted, and integrated 5 Washington Mutual banking offices

Company Overview

Corporate Locations ^ Corporate Headquarters ^ Community Banking Offices ^ Commercial Lending Offices

Business Overview

Community Banking Lead with Lending Commercial, Consumer, Small Business, Business Banking Be the "Trusted Financial Advisor" in the community Provide high quality personalized customer service Provide specialized products for individual market needs Lower funding costs

Community Banking Acquistions Focus on growing within Texas communities with the following characteristics: Outside large metropolitan areas Significant market share High growth Less Competition

Community Banking Acquistions Price correctly Make acquisitions that are profitable for Franklin and its shareholders Accretive within the first year Focus on an IRR of 15-20% Consideration will be a combination of stock and cash Larger acquisitions may require additional capital

Core Values We exist to serve our customers and employees with respect and fairness. We will be ethical, forthright, and honest in all things. We will foster innovation and open communication. We will recognize each individual's contribution. We will proactively help others to succeed.

Name Acquisition Date Assets Deposits Franklin Bank April 2002 $62.3MM $58.5MM Highland Lakes Bank April 2003 $83.6MM $72.9MM Jacksonville Savings Bank December 2003 $467.6MM $399.8MM Lost Pines National February 2004 $40.3MM $36.5MM Cedar Creek Bank December 2004 $104.9MM $93.2MM First National Bank of Athens May 2005 $217.7MM $189.7MM Elgin Bank of Texas July 2005 $81.7MM $71.1MM Washington Mutual December 2005 $10.0 MM $277.0 MM TOTALS $1,068.1 MM $1,198.7 MM

Integration Expansion of their products Convert their technology platform to our platform Reorganize manual processes Incorporate the institution into our unique marketing strategy

Community Banking Acquisitions The above map includes our corporate headquarters in Houston, Texas, as well as the 35 community banking offices. well as the 35 community banking offices. well as the 35 community banking offices.

Lending Commercial and Business Commercial Real Estate Builder Lines Mortgage Banker Finance Mortgage

Commercial and Business Relationship-oriented lender with personalized service Experienced lenders with local knowledge Ability to tailor products to meet a variety of customers needs Local decision making

Commercial Real Estate Creative, relationship-oriented lender with an established reputation for prompt delivery and personal service Eligible properties include: retail, multi-family, office, medical office and industrial properties Loan sizes varying based on customer's needs Opportunities are sourced through direct calling, referrals, broker relationships and participations Products focus on flexibility and feature construction acquisition/rehab and intermediate term loans (up to 5 years) as well as secured lines of credit and master credit facilities.

Builder Lines We focus on the high growth markets. Our customers have experienced management and strong financials. We have an experienced team of senior lenders in our 6 Regional Offices: Houston, Orlando, Phoenix, Dallas, Philadelphia, & Detroit. We have a correspondent relationship in Atlanta, GA.

Mortgage Banker Finance Provide financing to mortgage banks Convert mortgage brokers to mortgage bankers Source of deposits Control fraud through numerous methods including taking possession of the mortgage as collateral Lead with service Experienced team of professionals

Mortgage Act as a liquid "place-holder" Low retail fixed cost structure Relationships with brokers and correspondents throughout Texas and U.S. Offered through community banking offices

Financial Overview

Business Drivers Increase commercial loans Increase non-interest income Improve operating expense ratio Strive to have an efficiency ratio of 50%

Assets 12/31/2003 12/31/2004 3/31/2005 6/30/2005 9/30/2005 Total Assets 2251300 3479734 3892714 4300506 4456826 $'s are in thousands

Net Income Yr. Ended 12/31/03 12 Months Ended 9/30/04 Yr. Ended 12/31/04 12 Months Ended 9/30/05 Net Income 3197 15909 23149 28526 $'s are in thousands

Commercial Loans 12/31/2003 12/31/2004 3/31/2005 6/30/2005 9/30/2005 207534 571715 675650 843289 931654 $'s are in thousands

Commercial & Consumer Loans 12/31/2003 12/31/2004 3/31/2005 6/30/2005 9/30/2005 Other than SF Held for Investment 282816 646092 730002 920167 1017856 $'s are in thousands

Community Bank Deposits 12/31/2003 12/31/2004 3/31/2005 6/30/2005 9/30/2005 Pro Forma 9/30/05 * Community Banking 574224 720704 716056 881499 963677 1240677 $'s are in thousands * The 9/30/05 pro forma amount includes the $277 million of community bank deposits from the 5 WAMU banking offices acquired in December 2005.

Develop the best full-service community bank in Texas Provide high-quality customer service through our "Trusted Financial Advisors" Management team and the board of directors have extensive experience with this strategy and... Aim to provide better than excellent returns to our investors! Why Franklin Bank?

Thank you for your interest in Franklin Bank (FBTX)!